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                                                                    Exhibit 99.1


                                                                    NEWS RELEASE







        POLYONE TO REPORT THREE NON-CORE UNITS AS DISCONTINUED OPERATIONS

CLEVELAND, JANUARY 15, 2004 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that three non-core operating units previously identified for possible divestiture, in line with the Company's plan to reduce debt by $200 million to $300 million, will be financially reported as discontinued operations beginning in the fourth quarter of 2003.

The non-core units - Elastomers and Performance Additives, Specialty Resins and Engineered Films - employ approximately 2,270 people and have annual sales totaling approximately $600 million for full-year 2003. A substantial portion of the anticipated proceeds from the planned sale of these units will be used to strengthen the Company's balance sheet by reducing debt.

The planned dispositions reflect a strategic decision to tighten PolyOne's focus on its global Plastics Compounding and Color businesses and its Distribution business, which have strong market synergies. In December 2003, PolyOne's Board of Directors authorized management to sell the non-core units. On December 31, 2003, management finalized these plans with specific actions to market the units for sale. PolyOne expects to complete all three dispositions in 2004.

PolyOne's third-quarter 2003 Form 10-Q disclosed that, as a result of the decision to pursue the divestments, a review of the value of certain assets would occur in the fourth quarter of 2003. Based on the current projected net proceeds from the disposition of the discontinued operations, PolyOne will record an estimated fourth-quarter 2003 pre-tax, non-cash charge of approximately $130 million. This non-cash charge will be accounted for as an estimated impairment in the net assets of the discontinued operations held for sale.

"We are making today's announcement in accord with financial reporting requirements resulting from our decision to sell three non-core operating units," said Thomas A. Waltermire, PolyOne chief executive officer and president. "We are confident that the proceeds from these divestments will be at the level we anticipated when we disclosed our plans in October, and will allow us to meet our stated goal of reducing debt."

PolyOne's December 31, 2003, consolidated balance sheet will separate from continuing operations the assets and liabilities of the discontinued operations to be sold. Further, the 2003 consolidated statement of operations will reflect the continuing operations, with the discontinued operations aggregated and reported separately on one line. Continuing


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operations will include any estimated retained indirect costs previously allocated to the discontinued operations. PolyOne, however, continues to bring overhead costs in line with the targets it has set for its core business operations.

Financial statements, restated for the discontinued operations, will be provided when PolyOne releases its fourth-quarter earnings on January 29, 2004.

POLYONE FOURTH-QUARTER 2003 CONFERENCE CALL
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PolyOne will host a conference call at 9 a.m. Eastern time on January 30, 2004.
The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 6571857. The call will be broadcast live and then via replay for two weeks on the Company's Web site: http://www.polyone.com.

ABOUT POLYONE
-------------
PolyOne Corporation, with 2002 revenues of $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Avon Lake, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe and Asia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:           Dennis Cocco
                                            Vice President, Investor Relations
                                            & Communications
                                            440.930.1538

FORWARD-LOOKING STATEMENTS
--------------------------
In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from the initiatives related to restructuring programs including cost reduction and employee productivity goals; (2) a delay or inability to achieve targeted debt level reductions through divestitures or other means; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company's markets;
(5) changes in global


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industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates;
(6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services within the Company's various businesses; (12) the possibility of further goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) an inability or delay in finding buyers of discontinued operations or other non-core assets for reasonable and acceptable terms; (16) an inability to access the receivables sale facility as a result of breaching covenants; (17) any poor performance of our pension plan assets and any obligation on our part to fund our pension plan; and (18) any delay and or inability to bring the North American colors and performance additives and the engineered materials product platforms to profitability.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.


We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #11504)